EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form S-3 (File no. 333-71064) of our report dated January 31, 2002, relating to Eloquent, Inc.'s consolidated financial statements and financial statement schedule, which appears in Eloquent, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP



San Jose, California
April 19, 2002